Exhibit 4.6

WARRANT

FOR

SHARES OF EQUITY SECURITIES

OF

EPIEN MEDICAL, INC.

For value received, __________, or its successors or assigns (“Holder”), is entitled to subscribe for and purchase from EPIEN Medical, Inc., a Minnesota corporation (the “Company”), up to _________ (_________________) fully paid and nonassessable shares of the Company’s Common Stock, par value $0.01 per share (“Equity Securities”), or such greater or lesser number of such shares as may be determined by application of the anti-dilution provisions of this warrant, at ___________ ($________) per share, subject to adjustments as noted below (the “Warrant Exercise Price”).

This warrant may be exercised by Holder at any time or from time to time on or prior to the ________ anniversary of the date hereof.

This warrant is subject to the following provisions, terms and conditions:

1. (a) The rights represented by this warrant may be exercised by Holder, in whole or in part, by written notice of exercise delivered to the Company at least twenty (20) days prior to the intended date of exercise and by the surrender of this warrant (properly endorsed if required), together with the exercise form attached hereto, at the principal office of the Company and upon payment to it by cash, certified check or bank draft of the purchase price for such shares. For each partial exercise, Holder shall purchase a minimum of one thousand (1,000) shares, or, if the number of shares available for exercise under this warrant is less than such minimum number, the balance of the shares available for exercise under this warrant. The shares so purchased shall be deemed to be issued immediately prior to the close of business on the date the Company receives this warrant, a completed exercise form, all documents the Company may reasonably request from Holder for the purpose of complying with applicable securities and other laws, and payment for the number of shares being acquired upon exercise of this warrant. Certificates for the shares of stock so purchased, bearing the restrictive legend set forth at the end of this warrant, shall be delivered to Holder after the rights represented by this warrant shall have been so exercised, and, unless this warrant has expired, a new warrant representing the number of shares, if any, with respect to which this warrant has not been exercised shall also be delivered to Holder. No fractional shares shall be issued upon the exercise of this warrant.

(b) In lieu of payment, the rights represented by this warrant may also be exercised by a written notice of exercise delivered to the Company at least fifteen (15) business days prior to the intended date of exercise specifying that Holder wishes to convert all or part of this warrant into that number of shares of the Equity Securities as follows: the number of shares of the Equity Securities equal to the quotient of: (i) the difference between (A) the Per Share Price (as defined hereinafter) of the Equity Securities, less (B) the Warrant Exercise Price then in effect, multiplied by the number of shares of Equity Securities Holder would otherwise have been entitled to purchase hereunder pursuant to clause (a) of this Section 1 (or such lesser number of shares Holder may designate in the case of a partial exercise of this warrant); over (ii) the Per Share Price. Such conversion shall be exercised with respect to not less than the lesser of one thousand (1,000) shares, or the balance of shares available upon exercise or conversion of this warrant.

(c) For purposes of clause (b) this Section 1, “Per Share Price” means (i) if the Equity Securities are listed or admitted to unlisted trading privileges on any national securities exchange or are not so listed or admitted but transactions in the Equity Securities are reported on the Nasdaq National Market, the reported closing price of the Equity Securities on such exchange or by the Nasdaq National Market as of such date (or, if no shares were traded on such days, as of the next preceding day on which there was such a trade); or (ii) if the Equity Securities are not so listed or admitted to unlisted trading privileges or reported on the Nasdaq National Market, and bid and asked prices therefore in the over-the-counter market are reported by the Nasdaq system or National Quotation Bureau, Inc. (or any comparable reporting system), the mean of the closing bid and asked prices as of such date, as so reported by the Nasdaq system, or, if not so reported thereon, as reported by National Quotation Bureau, Inc. (or such comparable reporting service); or (iii) if the Equity Securities are not so listed or admitted to unlisted trading privileges, or reported on the Nasdaq National Market, and such bid and asked prices are not so reported by the Nasdaq system or National Quotation Bureau, Inc. (or any comparable reporting service), such price as the Company’s Board of Directors determines in good faith in the exercise of its reasonable discretion.

2. (a) If, at any time during the period beginning on the date six (6) months after the closing of an initial public offering of the Company’s equity securities, which offering generates gross proceeds of not less than $5,000,000 and is underwritten on a “firm” basis (“Initial Public Offering”), the Company proposes to register the sale of any of its shares of Common Stock under the Securities Act of 1933, as amended (the “Act”), on any registration form which permits resales of securities by security holders of the Company, the Company will give written notice to Holder of its intention to do so and, upon the written request of Holder received by the Company within fifteen (15) days after delivery by the Company of any such notice, the Company will act to cause all Equity Securities for which Holder shall have requested the registration or qualification thereof, to be included in such registration statement proposed to be filed by the Company.

(b) If any such registration shall be underwritten in whole or in part, the Company may require that the Equity Securities requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the Equity Securities originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of Common Stock offered in the underwritten offering, the number of Equity Securities requested to be included pursuant to this Section in the underwritten public offering may be reduced at the discretion of such underwriter.

(c) Any costs and expenses related to any registration pursuant to this Section shall be borne by the Company, provided, that Holder shall bear expenses including, but not limited to, underwriting commissions applicable to its shares, fees of its legal counsel and fees and expenses relating to qualifications under state securities or blue sky laws incurred by the Company on behalf of Holder.

(d) Notwithstanding anything herein to the contrary, the Company may delay filing a registration statement, and may withhold efforts to cause the registration statement to become effective, if the Company determines in good faith that such registration might adversely affect the Company.

(e) The Company shall keep effective and maintain any registration, qualification, notification or approval specified in this Section, with respect to Holder, only for such period as the Company shall be obligated to maintain effectiveness of the underlying registration statement. If, after the registration statement becomes effective, the Company advises Holder that the Company considers it appropriate for the registration statement or any prospectus related thereto to be amended, Holder shall immediately suspend any further sales of its registered shares until the Company advises it that the registration statement or prospectus has been amended.

(f) Holder shall furnish in writing to the Company all information as may be reasonably requested by the Company or required under applicable securities law in connection with any registration of Equity Securities including, but not limited to, the proposed method of sale or other disposition of the registered shares and any compensation payable in connection therewith. Holder shall comply with the provisions of applicable securities law in connection with the registration of shares and the disposition thereof.

(g) In connection with any registration statement in which the Equity Securities are included, Holder shall indemnify the Company, its directors and officers and each person who controls the Company, against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

(h) The Company’s obligation to include the Equity Securities in a registration under this Section shall terminate on the earlier of the close of business on the date three (3) years from the date of this warrant or the date on which, in the opinion of legal counsel to the Company, the Equity Securities may be transferred within a 90-day period, or reissued without restriction, in compliance with the provisions of Rule 144 under the Act, or any successor provision.

3. (a) For purposes of this Section, a “Change in Control” of the Company will mean (i) the sale, lease, exchange or other transfer of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled, directly or indirectly, by the Company, (ii) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation do not have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act of 1934, as amended (the “Exchange Act”)) immediately following the effective date of such merger or consolidation of more than 80% of the combined voting power of the surviving corporation’s outstanding securities ordinarily having the right to vote at elections of directors, or (iii) a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements, including, without limitation, such time as any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors.

(b) If a Change in Control of the Company occurs, this warrant will immediately be exercised in full, without any action required by Holder, and the Company shall deliver to Holder the number of shares of the Equity Securities equal to the value of the warrant, or any portion thereof if some portion was previously exercised in part, at the time the Change of Control occurs (determined by finding the quotient of: (i) the difference between (A) the Per Share Price of the Equity Securities immediately prior to the Change in Control, less (B) the Warrant Exercise Price in effect immediately prior to the Change in Control, multiplied by the number of shares of Equity Securities that Holder would otherwise have been entitled to purchase hereunder pursuant to clause (a) of Section 1; over (ii) the Per Share Price).

4. The Company covenants and agrees that all shares that may be issued upon the exercise of the rights represented by this warrant shall, upon issuance, be duly authorized and issued, fully paid and nonassessable shares. The Company further covenants and agrees that during the period within which the rights represented by this warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this warrant, a sufficient number of shares of Common Stock.

5. The Warrant Exercise Price shall be subject to adjustment from time to time as hereinafter provided in this section 5.

(a) If the Company at any time divides the outstanding shares of its Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its Common Stock are combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of the Common Stock.

(b) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that Holder shall be entitled to receive stock, securities or assets with respect to or in exchange for the Equity Securities, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this warrant and in lieu of the shares of the Equity Securities immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to Holder if it had exercised this warrant and had received such shares of Equity Securities prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

(c) Upon each adjustment of the Warrant Exercise Price, Holder shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

(d) Upon any adjustment of the Warrant Exercise Price, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holder of this warrant at the address of such Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

6. This warrant shall not entitle Holder to any voting rights or other rights as shareholders of the Company.

7. (a) Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this warrant or transferring any shares of the Company’s Equity Securities issuable or issued upon the exercise of this warrant of Holder’s intention to do so, describing briefly the manner of any proposed transfer of this warrant or such Holder’s intention as to the shares of Equity Securities issuable upon the exercise hereof or the intended disposition to be made of shares of Equity Securities upon such exercise. Promptly upon receiving such written notice, the Company shall present copies thereof to counsel for the Company. If, in the opinion of such counsel, the proposed transfer of this warrant or disposition of shares may be effected without registration or qualification (under any federal or state law) of this warrant or the shares of Equity Securities issuable or issued upon the exercise hereof, the Company, as promptly as practicable, shall notify such Holder of such opinion, whereupon such Holder shall be entitled to transfer this warrant, or to exercise this warrant in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Equity Securities received upon the previous exercise of this warrant, all in accordance with the terms of the notice delivered by such Holder to the Company, provided that an appropriate legend in substantially the form set forth at the end of this warrant respecting the foregoing restrictions on transfer and disposition may be endorsed on this warrant or the certificates for such shares.

(b) If the Company conducts an initial public offering of its Common Stock, Holder shall not, without the prior written consent of the Company and the managing underwriter in such offering: (i) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any of the Equity Securities; (ii) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of any right to purchase any of the Equity Securities; or (iii) sell or grant, or agree to sell or grant, options, rights or warrants with respect to any of the Equity Securities. Such restrictions shall be effective for a period of time equal to the period during which the managing underwriter imposes such transfer restrictions on the Company’s officers and directors; provided, that in no event shall the restricted period applicable to Holder exceed one hundred eight (180) days after effectiveness of the Company’s registration statement filed with the Securities and Exchange Commission with respect to such offering.

8. Subject to the provisions of section 7, this warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by Holder in person or by duly authorized attorney, upon surrender of a form of assignment as attached and this warrant properly endorsed to any person or entity who represents in writing that he/she/it is acquiring the warrant for investment and without any view to the sale or other distribution thereof. Each Holder of this warrant, by taking or holding the same, consents and agrees that the bearer of this warrant, when endorsed, may be treated by the Company and all other persons dealing with this warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

9. At the request of Holder in connection with a transfer or exercise of a portion of the warrant, upon surrender of the warrant for such purpose to the Company, the Company will issue and exchange warrants of like tenor and date representing in the aggregate the right to purchase such number of shares of Common Stock as shall be designated by Holder at the time of such surrender, provided, however, that the Company’s obligations to subdivide securities under this Section shall be subject to and conditioned upon the compliance of any such subdivision with applicable securities laws.

10. Neither this warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

IN WITNESS WHEREOF, the Company has caused this warrant to be signed and delivered by a duly authorized officer as of the _______ day of ________.

EPIEN Medical, INC.

Reginald R. Dupre
Chief Executive Officer

WARRANT EXERCISE

(To be signed only upon exercise of warrant)

The undersigned, the holder of the foregoing warrant, hereby irrevocably elects to exercise the purchase right represented by such warrant for, and to purchase thereunder,_________ of the shares of Common Stock of EPIEN Medical, Inc., to which such warrant relates and herewith makes payment of $_________ therefor in cash or by check or elects to exercise the conversion right provided for in Section 1(b) of such warrant and requests that the certificates for such shares be issued in the name of, and be delivered to ______________, whose address is set forth below the signature of the undersigned.

Dated:______________

(Signature)

(Address)

RESTRICTIONS ON TRANSFER

The security evidenced hereby has not been registered under the Securities Act of 1933 or any state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise distributed for value unless there is an effective registration statement under such act or laws covering such security or the Company receives an opinion of counsel for the holder of this security (concurred in by counsel for the Company) stating that such sale, transfer, assignment, pledge or distribution is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 and all applicable state securities laws.

Sale or transfer of the shares of common stock issuable upon exercise of this security is further restricted for up to 180 days following an initial public offering of securities of the company by the terms of a subscription agreement, a copy of which is available for inspection at the offices of the company.

WARRANT ASSIGNMENT

(To be signed only upon transfer of warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto_____the purchase right represented by the foregoing warrant to purchase the shares of Common Stock of EPIEN Medical, Inc., to which such warrant relates and appoints _________attorney to transfer such purchase right on the books of ________, with full power of substitution in the premises.

Dated:______________

(Signature)

(Name and Address of Transferee)

9